Exhibit 99.1

[DATE]

Dear Mr./Ms. [_____],

We are pleased to offer you a position as a member of the board of directors (the “Board”) of MusclePharm Corporation., a Nevada corporation (“MusclePharm”) and positions serving as a member of [each of] the Board’s [Audit Committee, Compensation Committee and Nominating Committee] (the “Committees”), subject to the conditions set forth herein. Upon your execution of this letter agreement, you will have consented to your appointment, which will be further subject to satisfactory completion of any background checks, board approval and delivery of complete and accurate information regarding your background.

You hereby also consent to the use of your name and biographical information in documentation prepared by MusclePharm as it relates to your becoming a member of MusclePharm’s Board and Committees.

The appointment and/or election of the undersigned shall be subject in all respects to the Articles of Incorporation and by-laws of the Company, all plans and policies of the Company in effect, as may be amended from time to time, and applicable federal and state laws, rules and regulations. The undersigned director acknowledges receipt of all of the applicable policies and procedures and agrees to abide by the Company’s policies and procedures at all times, as well as applicable law, including the obligation to maintain the confidence of all internal company documents, communications and information. You also agree to timely and accurately file all reports required to be filed by a director of the Company, and grant the Secretary of the Company a limited power of attorney until withdrawn to make all filings required under the federal securities laws on behalf of the director as instructed by the undersigned from time to time.

Kindly indicate your consent to the matters discussed herein by signing and returning a copy of this letter to us as soon as possible.

Sincerely,

Brad Pyatt

Chairman of the Board

AGREED AND ACCEPTED:

____________________ _____________

[NAME] Date

Enclosures:

Filing Power of Attorney for SEC.

Director and Officer Questionnaire.